EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net income of $3.8 million and $7.1 million for the three and six months ended June 30, 2024, respectively
•Adjusted EBITDA of $31.7 million and $62.1 million for the three and six months ended June 30, 2024, respectively
•Total adjusted leverage of 3.88 times as of June 30, 2024
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, July 17, 2024 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the second quarter of 2024.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “For the second quarter of 2024, the Partnership exceeded guidance by $0.5 million with adjusted EBITDA of $31.7 million compared to guidance of $31.2 million. Within our Transportation Services segment the land division continued to outperform projections assisted by higher than forecasted mileage along with lower maintenance expense. The marine division, however, was negatively impacted by a casualty loss reserve of $0.5 million from a bridge allision that occurred in May. The marine division also experienced lower fleet utilization this quarter as a result of both the allision and extended time of equipment in dry dock for regulatory inspection compared to forecasted duration.”

“The Sulfur Services segment results were above guidance as the division benefited from strong fertilizer margins and high sulfur production from the Gulf Coast refineries. Results in the Specialty Products segment were in line with guidance as strength in our grease division offset underperformance by the packaged lubricants business. Finally, the Terminalling and Storage segment results were below guidance as a direct result of a $1.5 million casualty loss reserve related to the previously announced crude oil spill from a crude pipeline that connects our Sandyland Terminal to the Smackover refinery.”

SECOND QUARTER 2024 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA, After Giving Effect to the Exit of the Butane Optimization Business ($M)		Adjusted EBITDA ($M)
	Three Months Ended June 30,
	2024	2023	2024	2023	2024	2023
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Terminalling and Storage	$3.3	$4.4	$8.0	$9.6	$8.0	$9.6
Transportation	8.0	9.0	11.2	12.1	11.2	12.1
Sulfur Services	7.5	5.3	10.6	8.0	10.6	8.0
Specialty Products	4.9	2.5	5.7	5.9	5.7	(0.4)
Unallocated Selling, General and Administrative Expense	(3.8)	(3.9)	(3.8)	(3.9)	(3.8)	(3.9)
	$19.9	$17.3	$31.7	$31.8	$31.7	$25.5

Terminalling and storage adjusted EBITDA decreased $1.6 million, primarily reflecting the $1.5 million casualty loss reserve related to the crude oil spill from a crude pipeline that connects our Sandyland Terminal to the Smackover refinery. This casualty loss reserve was coupled with higher employee-related expenses across our divisions, offset by increased throughput in our shore-based terminals and underground NGL storage divisions.

Transportation adjusted EBITDA decreased $0.9 million, reflecting higher expenses in our marine division related to a casualty loss reserve of $0.5 million stemming from a bridge allision that occurred in May. This was coupled with lower fleet utilization as a result of both the allision and an acceleration of equipment into dry dock for regulatory inspection. Our marine division was positively impacted during the quarter by higher day rates. The land division experienced increased operating expenses, offset by increased mileage and transportation rates.

Sulfur services adjusted EBITDA increased $2.6 million, primarily reflecting increased fertilizer margins and high sulfur production from the Gulf Coast refineries.

Specialty products adjusted EBITDA, after giving effect to the exit of the butane optimization business, decreased $0.2 million, reflecting decreased margins in our NGL marketing business, offset by higher margins in our grease division.

Unallocated selling, general, and administrative expense decreased $0.1 million, reflecting reduced overhead expenses allocated from Martin Resource Management.

CAPITALIZATION

	June 30, 2024	December 31, 2023
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due February 2027 [1]	$58.0	$42.5
Finance lease obligations	0.1	—
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$458.1	$442.5

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$150.0	$175.0
Revolving Credit Facility - Available Liquidity	$82.9	$109.0
Total Adjusted Leverage Ratio [2]	3.88x	3.75x
Senior Leverage Ratio [2]	0.49x	0.36x
Interest Coverage Ratio [2]	2.24x	2.19x

1 The Partnership was in compliance with all debt covenants as of June 30, 2024 and December 31, 2023.
2 As calculated under the Partnership's revolving credit facility.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income	Net Income Per Unit	Adjusted EBITDA	Adjusted EBITDA, After Giving Effect to the Exit of the Butane Optimization Business	Net Cash Provided by Operating Activities	Distributable Cash Flow	Revenues

Three Months Ended June 30, 2024	$3.8	$0.09	$31.7	$31.7	$11.8	$9.5	$184.5
Three Months Ended June 30, 2023	$1.1	$0.03	$25.5	$31.8	$49.5	$9.7	$195.6

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the second quarter 2024 to the Partnership's adjusted EBITDA guidance for the second quarter 2024.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2024. The distribution is payable on August 14, 2024 to common unitholders of record as of the close of business on August 7, 2024. The ex-dividend date for the cash distribution is August 7, 2024.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

Investors' Conference Call

Date: Thursday, July 18, 2024
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Second Quarter 2024 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners LP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X (formerly known as Twitter).

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and adjusted EBITDA. We define adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable cash flow and adjusted free cash flow. We define distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

We define adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), Net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Cash	$55	$54
Accounts and other receivables, less allowance for doubtful accounts of $506 and $530, respectively	50,910	53,293
Inventories	41,597	43,822
Due from affiliates	22,151	7,924
Other current assets	10,284	9,220
Total current assets	124,997	114,313

Property, plant and equipment, at cost	939,570	918,786
Accumulated depreciation	(631,219)	(612,993)
Property, plant and equipment, net	308,351	305,793

Goodwill	16,671	16,671
Right-of-use assets	63,768	60,359
Investment in DSM Semichem LLC	7,938	—
Deferred income taxes, net	10,174	10,200
Other assets, net	3,179	2,039
Total assets	$535,078	$509,375

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$14	$—
Trade and other accounts payable	51,874	51,653
Product exchange payables	—	426
Due to affiliates	3,269	6,334
Income taxes payable	1,374	652
Other accrued liabilities	42,178	41,499
Total current liabilities	98,709	100,564

Long-term debt, net	439,397	421,173
Finance lease obligations	62	—
Operating lease liabilities	47,187	45,684
Other long-term obligations	7,589	6,578
Total liabilities	592,944	573,999

Commitments and contingencies
Partners’ capital (deficit)	(57,866)	(64,624)
Total liabilities and partners' capital (deficit)	$535,078	$509,375

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Terminalling and storage *	$22,375	$21,684	$44,892	$42,542
Transportation *	57,676	54,750	115,983	110,473
Sulfur services	3,477	3,357	6,954	6,715
Product sales: *
Specialty products	67,288	78,872	133,613	211,141
Sulfur services	33,715	36,973	63,919	69,294
	101,003	115,845	197,532	280,435
Total revenues	184,531	195,636	365,361	440,165

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	57,553	71,570	114,783	189,565
Sulfur services *	19,234	25,654	39,633	47,471
Terminalling and storage *	24	25	42	31
	76,811	97,249	154,458	237,067
Expenses:
Operating expenses *	65,358	60,737	129,292	123,482
Selling, general and administrative *	10,701	8,447	19,614	19,619
Depreciation and amortization	12,687	12,547	25,336	25,448
Total costs and expenses	165,557	178,980	328,700	405,616

Other operating income (loss), net	953	673	1,161	285
Operating income	19,927	17,329	37,822	34,834

Other income (expense):
Interest expense, net	(14,377)	(15,263)	(28,219)	(30,920)
Loss on extinguishment of debt	—	—	—	(5,121)
Other, net	2	11	18	33
Total other expense	(14,375)	(15,252)	(28,201)	(36,008)

Net income (loss) before taxes	5,552	2,077	9,621	(1,174)
Income tax expense	(1,772)	(996)	(2,568)	(2,831)
Net income (loss)	3,780	1,081	7,053	(4,005)
Less general partner's interest in net income (loss)	(76)	(22)	(141)	80
Less income (loss) allocable to unvested restricted units	(16)	(4)	(28)	12
Limited partners' interest in net income (loss)	$3,688	$1,055	$6,884	$(3,913)

Net income (loss) per unit attributable to limited partners - basic and diluted	$0.09	$0.03	$0.18	$(0.10)
Weighted average limited partner units - basic	38,832,222	38,772,266	38,833,039	38,771,037
Weighted average limited partner units - diluted	38,891,375	38,777,600	38,872,192	38,771,037

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:*
Terminalling and storage	$18,078	$18,077	$36,627	$35,579
Transportation	8,318	7,277	16,919	12,788
Product Sales	123	7,497	252	8,422
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	8,368	7,918	14,941	17,428
Sulfur services	2,919	2,644	5,912	5,352
Terminalling and storage	24	25	42	31
Expenses:
Operating expenses	26,501	25,058	52,924	48,885
Selling, general and administrative	8,638	6,556	15,501	15,072

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2024	39,001,086	$(63,115)	$1,619	$(61,496)
Net income	—	3,704	76	3,780
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	49	—	49
Balances - June 30, 2024	39,001,086	(59,557)	1,691	(57,866)

Balances - December 31, 2023	38,914,806	$(66,182)	$1,558	$(64,624)
Net income	—	6,912	141	7,053
Issuance of restricted units	86,280	—	—	—
Cash distributions	—	(390)	(8)	(398)
Unit-based compensation	—	103	—	103
Balances - June 30, 2024	39,001,086	$(59,557)	$1,691	$(57,866)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2023	38,914,806	$(66,236)	$1,559	$(64,677)
Net income	—	1,059	22	1,081
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	38	—	38
Balances - June 30, 2023	38,914,806	(65,334)	1,577	(63,757)

Balances - December 31, 2022	38,850,750	$(61,110)	$1,665	$(59,445)
Net loss	—	(3,925)	(80)	(4,005)
Issuance of restricted units	64,056	—	—	—
Cash distributions	—	(389)	(8)	(397)
Unit-based compensation	—	90	—	90
Balances - June 30, 2023	38,914,806	$(65,334)	$1,577	$(63,757)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$7,053	$(4,005)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,336	25,448
Amortization of deferred debt issuance costs	1,539	2,435
Amortization of debt discount	1,200	1,000
Deferred income tax expense	26	1,867
Gain on disposition or sale of property, plant and equipment, net	(1,161)	(285)
Loss on extinguishment of debt	—	5,121
Non cash unit-based compensation	103	90
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	2,383	22,619
Inventories	2,031	58,933
Due from affiliates	(14,227)	5,654
Other current assets	174	5,296
Trade and other accounts payable	523	(19,459)
Product exchange payables	(426)	278
Due to affiliates	(3,065)	(6,641)
Income taxes payable	722	(215)
Other accrued liabilities	(1,196)	1,907
Change in other non-current assets and liabilities	922	(1,269)
Net cash provided by operating activities	21,937	98,774

Cash flows from investing activities:
Payments for property, plant and equipment	(24,194)	(17,024)
Payments for plant turnaround costs	(6,705)	(661)
Investment in DSM Semichem LLC	(6,938)	—
Proceeds from sale of property, plant and equipment	738	4,275
Net cash used in investing activities	(37,099)	(13,410)

Cash flows from financing activities:
Payments of long-term debt	(113,000)	(519,197)
Payments under finance lease obligations	(1)	(9)
Proceeds from long-term debt	128,577	448,489
Payment of debt issuance costs	(15)	(14,238)
Cash distributions paid	(398)	(397)
Net cash provided by (used in) financing activities	15,163	(85,352)

Net increase in cash	1	12
Cash at beginning of period	54	45
Cash at end of period	$55	$57

Non-cash additions to property, plant and equipment	$2,641	$1,679
Non-cash contribution of land to DSM Semichem LLC	$1,000	$—

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands, except BBL per day)

Revenues	$24,402	$23,906	$496	2%
Cost of products sold	24	25	(1)	(4)%
Operating expenses	15,522	13,932	1,590	11%
Selling, general and administrative expenses	820	333	487	146%
Depreciation and amortization	5,729	5,195	534	10%
	2,307	4,421	(2,114)	(48)%
Other operating income, net	995	25	970	3,880%
Operating income	$3,302	$4,446	$(1,144)	(26)%

Shore-based throughput volumes (gallons)	42,491	42,434	57	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands, except BBL per day)

Revenues	$48,687	$47,825	$862	2%
Cost of products sold	42	31	11	35%
Operating expenses	30,557	28,240	2,317	8%
Selling, general and administrative expenses	1,102	882	220	25%
Depreciation and amortization	11,124	10,794	330	3%
	5,862	7,878	(2,016)	(26)%
Other operating income (loss), net	1,097	(324)	1,421	439%
Operating income	$6,959	$7,554	$(595)	(8)%

Shore-based throughput volumes (gallons)	88,260	85,783	2,477	3%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues	$61,467	$58,395	$3,072	5%
Operating expenses	47,783	44,285	3,498	8%
Selling, general and administrative expenses	2,527	1,981	546	28%
Depreciation and amortization	3,381	3,760	(379)	(10)%
	7,776	8,369	(593)	(7)%
Other operating income, net	260	647	(387)	(60)%
Operating income	$8,036	$9,016	$(980)	(11)%

Comparative Results of Operations for the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues	$123,509	$120,334	$3,175	3%
Operating expenses	94,424	90,475	3,949	4%
Selling, general and administrative expenses	4,727	4,530	197	4%
Depreciation and amortization	6,857	7,522	(665)	(9)%
	$17,501	$17,807	$(306)	(2)%
Other operating income, net	366	651	(285)	(44)%
Operating income	$17,867	$18,458	$(591)	(3)%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues:
Services	$3,477	$3,357	$120	4%
Products	33,716	36,973	(3,257)	(9)%
Total revenues	37,193	40,330	(3,137)	(8)%

Cost of products sold	22,183	28,141	(5,958)	(21)%
Operating expenses	2,744	3,186	(442)	(14)%
Selling, general and administrative expenses	1,717	962	755	78%
Depreciation and amortization	2,778	2,756	22	1%
	7,771	5,285	2,486	47%
Other operating income (loss), net	(308)	1	(309)	(30,900)%
Operating income	$7,463	$5,286	$2,177	41%

Sulfur (long tons)	91	123	(32)	(26)%
Fertilizer (long tons)	64	73	(9)	(12)%
Total sulfur services volumes (long tons)	155	196	(41)	(21)%

Comparative Results of Operations for the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues:
Services	$6,954	$6,715	$239	4%
Products	63,920	69,294	(5,374)	(8)%
Total revenues	70,874	76,009	(5,135)	(7)%

Cost of products sold	44,954	52,090	(7,136)	(14)%
Operating expenses	5,684	6,085	(401)	(7)%
Selling, general and administrative expenses	3,020	2,579	441	17%
Depreciation and amortization	5,760	5,433	327	6%
	11,456	9,822	1,634	17%
Other operating income (loss), net	(308)	17	(325)	(1,912)%
Operating income	$11,148	$9,839	$1,309	13%

Sulfur (long tons)	182	197	(15)	(8)%
Fertilizer (long tons)	136	134	2	1%
Total sulfur services volumes (long tons)	318	331	(13)	(4)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Products revenues	$67,317	$78,898	$(11,581)	(15)%
Cost of products sold	59,711	74,270	(14,559)	(20)%
Operating expenses	26	18	8	44%
Selling, general and administrative expenses	1,842	1,299	543	42%
Depreciation and amortization	799	836	(37)	(4)%
	4,939	2,475	2,464	100%
Other operating income, net	6	—	6
Operating income	$4,945	$2,475	$2,470	100%

NGL sales volumes (Bbls)	540	827	(287)	(35)%
Other specialty products volumes (Bbls)	93	90	3	3%
Total specialty products volumes (Bbls)	633	917	(284)	(31)%

Comparative Results of Operations for the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Products revenues	$133,663	$211,175	$(77,512)	(37)%
Cost of products sold	119,355	198,721	(79,366)	(40)%
Operating expenses	51	32	19	59%
Selling, general and administrative expenses	3,165	3,589	(424)	(12)%
Depreciation and amortization	1,595	1,699	(104)	(6)%
	9,497	7,134	2,363	33%
Other operating income (loss), net	6	(59)	65	110%
Operating income	$9,503	$7,075	$2,428	34%

NGL sales volumes (Bbls)	1,162	2,518	(1,356)	(54)%
Other specialty products volumes (Bbls)	172	174	(2)	(1)%
Total specialty products volumes (Bbls)	1,334	2,692	(1,358)	(50)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Six Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2024	2023			2024	2023
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,819	$3,894	$(75)	(2)%	$7,655	$8,092	$(437)	(5)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2024 and 2023, which represents EBITDA, adjusted EBITDA, adjusted EBITDA after giving effect to the exit of the butane optimization business, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business

	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net income (loss)	$3,780	$1,081	$7,053	$(4,005)
Adjustments:
Interest expense	14,377	15,263	28,219	30,920
Income tax expense	1,772	996	2,568	2,831
Depreciation and amortization	12,687	12,547	25,336	25,448
EBITDA	32,616	29,887	63,176	55,194
Adjustments:
Gain on disposition or sale of property, plant and equipment	(953)	(673)	(1,161)	(285)
Loss on extinguishment of debt	—	—	—	5,121
Lower of cost or net realizable value and other non-cash adjustments	—	(3,717)	—	(12,850)
Unit-based compensation	49	38	103	90
Adjusted EBITDA	$31,712	$25,535	$62,118	$47,270
Adjustments:
Less: net loss associated with butane optimization business	—	2,564	—	2,255
Plus: lower of cost or net realizable value and other non-cash adjustments	—	$3,717	—	12,850
Adjusted EBITDA after giving effect to the exit of the butane optimization business	$31,712	$31,816	$62,118	$62,375

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net cash provided by operating activities	$11,828	$49,510	$21,937	$98,774
Interest expense [1]	13,004	13,903	25,480	27,485
Current income tax expense	1,420	306	2,542	964
Lower of cost or net realizable value and other non-cash adjustments	—	(3,717)	—	(12,850)
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	9,919	(43,135)	9,639	(91,517)
Trade, accounts and other payables, and other current liabilities	(3,786)	7,171	3,442	23,145
Other	(673)	1,497	(922)	1,269
Adjusted EBITDA	31,712	25,535	62,118	47,270
Adjustments:
Less: net loss associated with butane optimization business	—	2,564	—	2,255
Plus: lower of cost or net realizable value and other non-cash adjustments	—	3,717	—	12,850
Adjusted EBITDA after giving effect to the exit of the butane optimization business	31,712	31,816	62,118	62,375
Adjustments:
Interest expense	(14,377)	(15,263)	(28,219)	(30,920)
Income tax expense	(1,772)	(996)	(2,568)	(2,831)
Deferred income taxes	352	690	26	1,867
Amortization of debt discount	600	600	1,200	1,000
Amortization of deferred debt issuance costs	773	760	1,539	2,435
Payments for plant turnaround costs	(745)	(432)	(6,705)	(661)
Maintenance capital expenditures	(7,009)	(7,438)	(12,211)	(14,072)
Distributable cash flow	9,534	9,737	15,180	19,193
Principal payments under finance lease obligations	(1)	(3)	(1)	(9)
Investment in DSM Semichem LLC	(6,938)	—	(6,938)	—
Expansion capital expenditures	(5,450)	(1,925)	(11,681)	(2,682)
Adjusted free cash flow	$(2,855)	$7,809	$(3,440)	$16,502

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.